EXHIBIT 1.1
$100,000,000
Franklin Bank Corp.
4% Contingent Convertible Senior Notes due 2027
UNDERWRITING AGREEMENT
April 12, 2007
RBC Capital Markets Corporation
Bear, Stearns & Co. Inc.
c/o RBC Capital Markets Corporation
One Liberty Plaza, 165 Broadway
New York, NY 10006-1404
     Ladies and Gentlemen:
     Franklin Bank Corp., a Delaware corporation (the “Company”), confirms its agreement with RBC Capital Markets Corporation and Bear, Stearns & Co. Inc., as the underwriters (the “Underwriters”) with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of the Company’s 4% Contingent Convertible Senior Notes due 2027 (the “Securities”), to be issued pursuant to the provisions of an Indenture dated as of April 9, 2007 (the “Base Indenture”) between the Company and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture to be dated as of April 18, 2007, between the Company and the Trustee (the Base Indenture as so supplemented, the “Indenture”) and pursuant to the pricing terms attached hereto as Exhibit A.
     The Securities will be convertible into cash and, in certain circumstances, shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”). The shares of Common Stock into which the Securities are convertible are hereinafter referred to as the “Underlying Securities.”
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-141039) with respect to the Securities pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto; “Base Prospectus” means the base prospectus referred to in paragraph 1(a) below contained in the Registration Statement (as defined below) at the Execution Time; “Preliminary Prospectus” means each preliminary prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any preliminary prospectus supplement filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus; “Pricing Prospectus” means any preliminary prospectus supplement relating to the Securities which is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus; “Prospectus” means the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) under the Securities Act after the Execution Time, together with the Base Prospectus; “Registration Statement” means such registration statement referred to above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended; “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Securities; and “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities; “Time of Sale Disclosure Package” means (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses and other documents, if any, identified in Schedule I(a) hereto, (iv) the final term sheet prepared and filed pursuant to Section 4(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package. For the purposes of this Agreement, the “Applicable Time” is 7:00 p.m. (Eastern time) on the date of this Agreement.
     Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. Representations and Warranties of the Company.
          The Company represents and warrants to each Underwriter as follows:
          (a) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a shelf registration statement (File No. 333-141039) on Form S-3, including a related base prospectus (the “Base Prospectus”), for registration under the Securities Act of the offering and sale of the Securities and the Underlying Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective on April 9, 2007. The Company has filed with the Commission, pursuant to Rule 424(b) under the Securities Act, one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to the Underwriters. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b) under the Securities Act. As filed, such final prospectus supplement shall comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder, and, except to the extent each Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Underwriters, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
          (b) The Registration Statement has been filed with the Commission under the Securities Act and has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to the Underwriters. At of the Effective Date, the Execution Time and the Closing Date (as defined below), the Registration Statement conformed and will conform, and any further amendments or supplements to the Registration Statement will conform, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations thereunder. The Prospectus and each Preliminary Prospectus, as of their respective dates and the Closing Date, conformed and will conform, and any amendments or supplements thereto as of their respective dates and the Closing Date will conform, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations thereunder. Upon effectiveness of the Registration Statement, the Indenture was duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). As of the Effective Date, the Execution Time and the Closing Date, the Registration Statement did not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of its date and on the Closing Date, the Prospectus, and any amendment or supplement thereto, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Time of Sale Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule I(a) or Schedule I(b) hereto and the final term sheet issued pursuant to Section 4(b) hereto, as of their respective dates and at all subsequent times through the completion of the public offer and sale of the Securities, did not, do not and will not conflict with the information contained in the Registration Statement; and each such Issuer Free Writing Prospectus listed on Schedule I(b), as supplemented by and taken together with the Time of Sale Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the Prospectus, any Preliminary Prospectus, the Time of Sale Disclosure Package or any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein, such information being listed in Section 11 below. The Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act.
          (c) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Company was not, is not on the date of this Agreement and will not be on the Closing Date an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
          (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement (the “Incorporated Documents”), at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder, and when read together with the other information in the Time of Sale Disclosure Package as of the Applicable Time, and the Prospectus as of its date and as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) This Agreement has been duly authorized, executed and delivered by the Company. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement and the Indenture.
          (f) The Securities have been duly authorized and, when duly authenticated by the Trustee and duly executed, issued, delivered and paid for pursuant to this Agreement and in accordance with the terms of the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium or similar laws and judicial decisions affecting the rights of creditors generally, and subject to general principles of equity, and will be entitled to the benefits provided by the Indenture; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Disclosure Package and the Prospectus.
          (g) The Underlying Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.
          (h) The Indenture has been duly authorized by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium or similar laws and judicial decisions affecting the rights of creditors generally, and subject to general principles of equity.
          (i) The historical consolidated financial statements of the Company and its subsidiaries included in the Time of Sale Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries, at the dates indicated and for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as noted therein. The summary consolidated financial data included in the Time of Sale Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements, as applicable, included in the Time of Sale Disclosure Package and the Prospectus. To the Company’s knowledge, Deloitte & Touche, LLP, which has expressed its opinion with respect to the audited financial statements and schedules incorporated by reference into the Time of Sale Disclosure Package and the Prospectus and with regard to the Company’s internal control over financing reporting and management’s assessment thereof, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the rules and regulations thereunder and such firm is not in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) with respect to the Company.

          (j) Since the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than regular dividends on the outstanding shares of the Company’s Series A Non-Cumulative Perpetual Preferred Stock.
          (k) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is duly registered as a Savings and Loan Holding Company under the Home Owner’s Loan Act, as amended (the “HOLA”), and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          (l) The Company has no “Significant Subsidiaries,” as that term is defined in Item 1-02 of Regulation S-X, other than those listed on Schedule II attached hereto (the “Subsidiaries”). Each of the Company’s Subsidiaries is a corporation, state savings bank, business trust, or limited liability company and has been duly incorporated or organized (as the case may be) and is validly existing as a corporation, state savings bank, business trust, or limited liability company (as the case may be) in good standing under the laws of the jurisdiction of its incorporation or organization (as the case may be), has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Time of Sale Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable except to the extent such shares may be deemed assessable under 12 U.S.C. Section 55 or 12 U.S.C. Section 1831 or under applicable state banking law and, other than trust preferred securities, is owned by the Company, directly or through subsidiaries, and free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or ownership interests of any Subsidiary of the Company was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The deposit accounts of Franklin Bank S.S.B. (the “Bank”) are insured by the Bank Insurance Fund administered by the Federal Deposit Insurance Corporation up to the maximum amount provided by law; and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Company, threatened.
          (m) The authorized capital stock of the Company is as set forth in the Time of Sale Disclosure Package and the Prospectus under the captions “Description of Preferred Stock” and “Description of Common Stock,” and the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus. The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company that have not been irrevocably waived by valid, binding and enforceable waivers.
          (n) Neither the Company nor any of its Subsidiaries is (1)(A) in violation of its charter, by-laws or other organizational instrument or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults in (1)(B) that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (2) in violation of any law, ordinance, governmental rule, regulation or court decree (collectively, the “Laws”) including, but not limited to, those of self-regulatory organizations, the HOLA, the Community Reinvestment Act, the Bank Secrecy Act, the Gramm-Leach-Bliley Act, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the USA Patriot Act of 2001 and those of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal Housing Administration (the “FHA”), the Federal National Mortgage Association (the “FNMA”) and the United States Department of Housing and Urban Development (“HUD”), applicable to its business or to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or assets or to the conduct of its business, except for such violations or failures that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notification asserting any failure to comply with or violation of any such Laws, which assertion has not been rescinded, or which non-compliance has not been cured or resolved, in all material respects, and the Company and each of the Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed (A) under the Laws (B) under any applicable statute, rule, regulation, law or order, with any applicable governmental authority or self-regulatory organization with jurisdiction over any of the activities of the Company or the Subsidiaries (other than filings with such other governmental authorities or self-regulating organizations which individually or in the aggregate are not material to the business of the Company or the Subsidiaries taken as a whole) including reports relating to escheatment of funds (collectively, the “Company Regulatory Reports”), and have paid all fees in connection therewith, except in each case for such non-compliance or failure to file that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement, the Indenture and the Securities and compliance by the Company with its obligations under this Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or passage of time or both, constitute a Repayment Event (as defined below) under, or conflict with or constitute a material breach of, or material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the Agreements and Instruments, nor will such action result in any violation of (A) the provisions of the charter, by-laws or other organizational instrument of the Company or any of its Subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations, except, in the case of clause (B), for violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
          (o) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, which may reasonably be expected to result in a Material Adverse Effect.
          (p) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Time of Sale Disclosure Package and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.
          (q) There are no contracts or documents which are required to be described in the Incorporated Documents or to be filed as exhibits thereto which have not been so described and filed as required.
          (r) The Company and its Subsidiaries own or possess, or reasonably believe they can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure so to own or possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries therein, and which infringement or conflict or invalidity or inadequacy would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          (s) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority, agency or body is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already made or obtained or as may be required under the Securities Act or the rules and regulations thereunder or foreign or state securities or blue sky laws.
          (t) The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or to comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses held by the Company or any of its Subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
          (u) The Company and its Subsidiaries have good and marketable title to all material real property owned by them and good title to all other material properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Time of Sale Disclosure Package and the Prospectus or (b) do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries where such effect or interference, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases to which the Company or any of its Subsidiaries is a party and under which the Company or any of its Subsidiaries hold properties described in the Time of Sale Disclosure Package and the Prospectus are in full force and effect, and neither the

Company nor any of its Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to be in such full force or effect, or where such claim, would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (v) Neither the Company nor any of its Subsidiaries is, and upon the sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Disclosure Package and the Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
          (w) There are no persons with registration rights or other similar rights to have any securities of the Company registered under the Securities Act.
          (x) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other hand, which is required to be described in the Time of Sale Disclosure Package and the Prospectus which is not so described.
          (y) In the ordinary course of its business, the Company, and each of the Subsidiaries, maintain insurance against such losses and risks and in such amounts as they reasonably believe are adequate for the businesses in which they are engaged; neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.
          (z) The Company and each of its Subsidiaries has timely filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension or any failure to be correct and complete would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each of its Subsidiaries has timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not reasonably be expected to result in a Material Adverse Effect.
          (aa) The statistical and market-related data included in the Time of Sale Disclosure Package and the Prospectus are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable.

          (bb) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Disclosure Package and in the Prospectus, since the most recent audit of the effectiveness of the Company’s internal control over financial reporting, there has been (i) to the Company’s knowledge, no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (cc) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes Oxley Act of 2002 and the applicable rules and regulations of the Commission thereunder.
          (dd) The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, and such controls and procedures have been designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and principal financial officer.
          (ee) Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities.
          (ff) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act
          (gg) The Company has not distributed and will not distribute, any offering material (including, without limitation, content on the Company’s website that may be deemed to be offering material) in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package and the Prospectus.
          (hh) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the illegal stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

          (ii) The statements in the Time of Sale Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Common Stock,” insofar as such statements purport to constitute a summary of the terms of the Securities and the common stock of the Company, fairly summarize such terms in all material respects.
          (jj) The information contained in the Time of Sale Disclosure Package and the Prospectus regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein
          (kk) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the rules and regulations thereunder with the offer and sale of the Securities pursuant to the Registration Statement.
          (ll) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing.
          (mm) The Company has an Exchange Act reporting history of greater than 36 months and a public float equal to or greater than $150 million.
          (nn) [Reserved].
          (oo) To the knowledge of the Company, the operations of the Company and its subsidiaries are currently in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except in each case for such non-compliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (pp) None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets

Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     Any certificate signed by any officer of the Company and delivered to each Underwriter in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Company to the Underwriters and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.
     2. Purchase, Sale and Delivery of the Securities.
          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of 97.50% of the principal amount thereof (the “Purchase Price”), the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
          (b) The Securities to be purchased by the Underwriters hereunder will be represented by one or more definitive global securities in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the respective accounts of the Underwriters for the Securities to be purchased by them, against payment by or on behalf of such Underwriter of the Purchase Price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight (48) hours in advance, by causing DTC to credit the Securities to the account of RBC Capital Markets Corporation at DTC. The time and date of such delivery and payment for the Securities shall be 10:00 a.m., New York City time, on April 18, 2007, or at such other time on the same or such other date, not later than April 18, 2007, as shall be designated in writing by the Underwriter (the “Closing Date”).
     3. Offering Of Securities.
     It is understood that the Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     4. Covenants of the Company.
     (1) The Company covenants and agrees with each Underwriter that:
          (a) The Company will (i) prepare and timely file with the Commission pursuant to Rule 424(b) under the Securities Act the Prospectus, properly completed, in a form approved by the Underwriters containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Securities Act; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the rules and regulations under the Securities Act; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the completion of the offering of the Securities by the Underwriters.
          (b) The Company will prepare a final term sheet, containing solely a description of the pricing terms applicable to the Securities and information derived therefrom, in the form of Exhibit A, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule.
          (c) The Company has not distributed and, without the prior consent of the Underwriters, it will not distribute any prospectus or other offering material (including, without limitation, any offer relating to the Securities that would constitute a Free Writing Prospectus and content on the Company website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Securities, other than the materials referred to in Section 1(b). Any Issuer Free Writing prospectus the use of which has been consented to by the Company is listed on Schedule I(a) or Schedule I(b) hereto. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.
          (d) The Company will advise the Underwriters promptly (i) when any post-effective amendment to the Registration Statement shall have been filed (if required) with the Commission and become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.
          (e) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the illegal stabilization or manipulation of the price of any securities of the Company.
          (f) The Company will cooperate with the Underwriters in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Securities.
          (g) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, any event occurs as a result of which the Time of Sale Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) promptly notify the Underwriters so that any use of the Time of Sale Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Time of Sale Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to any Underwriter in such quantities as such Underwriter may reasonably request.
          (h) If, at any time when the Prospectus is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Underwriters of such event, (ii) prepare and file with the Commission an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) if applicable, use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to any Underwriter in such quantities as such Underwriter may reasonably request.
          (i) If requested by any Underwriter, the Company will promptly furnish to such Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer is required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act), as many copies of each Preliminary Prospectus, the Prospectus, the Time of Sale Disclosure Package and each Issuer Free Writing Prospectus and any amendment or supplement thereto as any Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
          (j) The Company agrees that, unless it has obtained or will obtain the prior written consent of the Underwriters, and each Underwriters agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in the final term sheet prepared and filed pursuant to Section 4(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I(a) hereto. Any such free writing prospectus consented to by the Underwriters or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          (k) The Company will not, without the prior written consent of the Underwriters, from the Execution Date and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”) (A) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing, or (B) enter into any swap, derivative or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for or repayable with Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except that the Company may, without such consent (i) issue and sell the Securities and the Underlying Securities, (ii) grant options and award, issue and sell shares of Common Stock pursuant to existing employee benefit plans, stock option plans or other employee compensation benefit plans or pursuant to currently outstanding convertible securities, options, warrants or rights existing on the date of the Prospectus and (iii) at any time after May 12, 2007, issue and sell up to $25.0 million of shares of Common Stock so long as the price at which the Company sells such Common Stock is not less than $15.70 per share. Without the prior written consent of the Underwriters or unless contractually obligated to do so, the Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.
          (l) The Company has obtained and delivered to the Underwriters executed copies of “lock-up” agreements (the “Lock-Up Agreements”), each in the form attached as Exhibit B hereto, from each executive officer and director of the Company listed on Schedule III.
          (m) The Company shall apply the net proceeds of its sale of the Securities as described under the heading “Use of Proceeds” in the Time of Sale Disclosure Package and the Prospectus.
          (n) The Company shall not invest, or otherwise use the proceeds received from its sale of the Securities in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.
          (o) So long as delivery of a prospectus by the Underwriters or a dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to rule 172 of the Securities Act), the Company will file on a timely basis with the Commission such periodic and special reports as required by the Exchange Act and the rules and regulations thereunder.
          (p) The Company will reserve and keep available at all times, free of preemptive rights, the Underlying Securities for the purpose of enabling the Company to satisfy any obligations to issue the Underlying Securities upon conversion of the Securities.
          (q) The Company will use its best efforts to promptly have the Underlying Securities approved by the Nasdaq Global Select Market for listing following the Closing Date.
     (2) Each Underwriter, severally and not jointly, covenants and agrees with the Company that such Underwriter will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company if such Underwriter’s use of or reference to such “free writing prospectus” would require the Company to file with the Commission any “issuer information” (as defined in Rule 433 under the Securities Act).

     5. Costs and Expenses.
     The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by the Underwriters, copies of any Time of Sale Disclosure Package and the Prospectus, and any supplements or amendments thereto; any fee associated with the listing of the Underlying Securities on the Nasdaq Global Select Market, any fees charged by securities rating services for rating the Securities; the cost of preparing, issuing and delivering the Securities; the costs and charges of any transfer agent, registrar or depositary; the fees and expenses, if any, incurred in connection with the admission of the Securities for trading on any appropriate market system; and the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company.
     The Company shall not, however, be required to pay for any expense of a particular Underwriter except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 9 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default of the particular Underwriter, then the Company shall reimburse each Underwriter that did not fail to satisfy said condition or to comply with said terms for reasonable out-of-pocket expenses, including all reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing its obligations hereunder; but the Company shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits from the sale by it of the Securities.
6. Conditions of Obligations of the Underwriters.
     The obligation of the several Underwriters to purchase the Securities on the Closing Date is subject to the accuracy, as of the Closing Date of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:
          (a) The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration

Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.
          (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company’s securities or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.
          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Underwriters’ judgment, is material and adverse and that makes it, in the Underwriters’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and the Prospectus.
          (d) The Underwriters shall have received on the Closing Date the opinion of Bracewell & Giuliani LLP, counsel for the Company, to the effect set forth on Exhibit C.
          (e) The Underwriters shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, an opinion dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.
          (f) The Underwriters shall have received, on each of the date hereof and the Closing Date a letter dated the date hereof or the Closing Date, as applicable, in form and substance satisfactory to the Underwriters, of Deloitte & Touche, LLP, confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the rules and regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Pricing Prospectus and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations; and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Pricing Prospectus and the Prospectus.

          (g) The Underwriters shall have received on the Closing Date a certificate or certificates of the Company’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date, each of them severally represents, on behalf of the Company, as follows:
               (i) The representations and warranties of the Company contained in Section 1 hereof are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
               (ii) The signers of said certificate have carefully examined the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package and the Prospectus), and
                    (1) the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the Closing Date, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the Closing Date, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,
                    (2) neither (1) the Time of Sale Disclosure Package nor (2) each Issuer Free Writing Prospectus listed on Schedule I(b), as supplemented by and taken together with the Time of Sale Disclosure Package as of the Applicable Time, includes, nor included as of the Applicable Time any untrue statement of a material fact or omits, or omitted as of the Applicable Time, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
                    (3) since the Applicable Time, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package or into the Prospectus that has not been so filed,
                    (4) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of the Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock other than pursuant to existing employee benefit plans and regular dividends on the Company’s Series A Non-Cumulative Perpetual Preferred Stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock other than pursuant to existing employee benefit plans, of the Company, or any of its subsidiaries, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any Subsidiary, and
                    (5) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of the Subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which reasonably would be expected to result in any Material Adverse Effect.
          (h) The Company shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriters may reasonably have requested.
          (i) The Lock-Up Agreements described in Section 4(g) shall be in full force and effect.
     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriters and to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters.
     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters.
     In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).
     7. Indemnification.
          (a) The Company agrees:
               (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of any material fact contained in either the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or the

information contained in the final term sheet required to be prepared and filed pursuant to Section 4(b) hereto, or any amendment or supplement thereto, (C) the omission or alleged omission to state in any document listed in (B) above a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (D) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (A), (B) or (C) above (provided, however, that the Company shall not be liable under this clause (D) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or through or on behalf of such Underwriter by RBC Capital Markets Corporation specifically for use in the preparation thereof, such information being listed in Section 11 below.
               (ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter or such controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that such Underwriter or such controlling person was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Underwriter or such controlling person will promptly return all sums that had been advanced pursuant hereto.
          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in either the Time of Sale Disclosure Package or the Prospectus, or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state in either the Time of Sale Disclosure Package or the Prospectus, or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that such Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in either the Time of Sale Disclosure Package or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or through or on behalf of such Underwriter through RBC Capital Markets Corporation specifically for use in the preparation thereof, such information being listed in Section 11 below.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify in writing the person against whom such indemnity may be sought (the “indemnifying party”). No indemnification provided for in this Section 7 shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of this Section. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of one counsel retained by the indemnified party in the event (i) the indemnifying party shall have authorized the retention of such counsel in writing, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.
     It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the applicable Underwriter in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.
          If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement
          (d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.
          (e) In any proceeding relating to the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(b) hereto, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.
          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.
     8. Notices.
     All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to	RBC Capital Markets Corporation Bear, Stearns & Co. Inc. c/o RBC Capital Markets One Liberty Plaza, 165 Broadway New York, NY 10006-1404 Attention: Joe Morea Syndicate Director Fax: (212) 428-6260

if to the Company, to	Franklin Bank Corp. 980 Richmond Avenue, Suite 680 Houston, TX 77042 Attention: Anthony J. Nocella President and Chief Executive Officer Fax: (713) 952-2830
     9. Termination.
     This Agreement may be terminated by the Underwriters at any time prior to the Closing Date:
     (a) if any of the following has occurred: (i) since the respective dates as of which information is given in the Time of Sale Disclosure Package or the Prospectus, any material adverse change or any development involving a prospective change, which, in the discretion of the Underwriters, has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the discretion of the Underwriters, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the NASDAQ System or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on such stock exchanges, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Underwriters’ opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York or Texas state authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act); (vii) the suspension of trading of the Company’s Common Stock by the Nasdaq Global Select Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Underwriters’ reasonable opinion has a material adverse effect on the securities markets in the United States; or
     (b) if any of the conditions specified in Section 6 hereof shall not have been satisfied when and as required by this Agreement.
     10. Default by One or More of the Underwriters.
     If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Underwriter shall have the right, within 24 hours thereafter, to make arrangements for it, or any other alternative underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, such Underwriter shall not have completed such arrangements within such 24-hour period, then:
     (i) if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the non-defaulting Underwriter shall be obligated to purchase the full amount thereof; or
     (ii) if the principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, the Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     11. Successors.
     This Agreement has been and is made solely for the benefit of the Company and the Underwriters, and the officers, directors and controlling persons referred to and to the extent provided herein, and their respective successors, executors, administrators, heirs and assigns, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from the Underwriter shall be deemed a successor or assign merely because of such purchase
     12. Information Provided by Underwriters.
     The Company and each Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriters to the Company for inclusion in the Time of Sale Disclosure Package or the Prospectus consists of the following information under the caption “Underwriting” in the Time of Sale Disclosure Package and the Prospectus: (i) the first sentence of the first paragraph under the subheading “Commissions and Discounts,” concerning the initial public offering price, (ii) the third sentence of the paragraph under the subheading “New Issue of Securities”, concerning market making, (iii) the first paragraph under the subheading “Price Stabilization and Short Positions,” concerning short sales, stabilizing transactions and penalty bids and (iv) the first sentence of the paragraph under the subheading “Passive Market Making,” concerning passive market making transactions.

     13. Research Independence.
     The Company acknowledges that each Underwriter’s research analysts and research departments are required to be independent from such Underwriter’s investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.
     14. Absence of Fiduciary Relationship.
     The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     15. Miscellaneous.
     The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriters or any controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Securities under this Agreement.
     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.
     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
     This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
[remainder of page intentionally blank]

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours, FRANKLIN BANK CORP.
By:	/s/ Anthony J. Nocella
	Name:	Anthony J. Nocella
	Title:	President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION

By:	/s/ Jeff Kruesel

Name: Jeff Kruesel Title: Managing Director

BEAR, STEARNS & CO. INC.

By:	/s/ Paul S. Rosica

Name: Paul S. Rosica Title: Senior Managing Director

SCHEDULE A

Principal
Amount of
Name of Underwriter	Securities
RBC Capital Markets Corporation.	$80,000,000
Bear, Stearns & Co. Inc.	$20,000,000
Total	$100,000,000

SCHEDULE I(a)
     Material Other than the Pricing Prospectus that Comprise the Time of Sale Disclosure Package:
     Pricing Term Sheet, dated April 12, 2007.
SCHEDULE I(b)
Issuer Free Writing Prospectuses Not included in the Time of Sale Disclosure Package
     None.

SCHEDULE II
List of Significant Subsidiaries

JURISDICTION OF
SUBSIDIARY	INCORPORATION OR ORGANIZATION
Franklin Bank, S.S.B.	Texas

SCHEDULE III
List of Executive Officers and Directors
subject to Lock-Up Agreements
Executive Officers and Directors:
Anthony Nocella
Andy Black
Daniel Cooper
Michael Davitt
Max Epperson
David Jones
Glenn Mealey
Russell McCann
Jan Scofield
Russell Workman
Lawrence Chimerine
James A. Howard
David M. Golush
Alan E. Master
William B. Rhodes
Lewis S. Ranieri
Robert A. Perro
John B. Selman

EXHIBIT A
Pricing Terms

EXHIBIT B
Form of Lock-Up Agreement
April __, 2007
RBC Capital Markets Corporation
Bear, Stearns & Co. Inc.
c/o RBC Capital Markets Corporation
One Liberty Plaza, 165 Broadway
New York, NY 10006-1404
Ladies and Gentlemen:
     The undersigned understands that RBC Capital Markets Corporation and Bear, Stearns & Co. Inc. (the “Underwriters”) proposes to enter into a Underwriting Agreement (the “Underwriting Agreement”) with Franklin Bank Corp., a Delaware corporation (the “Company”), providing for the public offering (the “Offering”) by the Underwriters of securities convertible into shares of common stock, $0.01 par value, of the Company (the “Common Stock”).
     To induce the Underwriters to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriters, he, she or it will not directly or indirectly (i) offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) (ii) enter into any Hedging Transaction (as defined below) relating to the shares of Common Stock, (iii) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock, or (iv) publicly announce any intention to do any of the foregoing (each of the foregoing referred to as a “Disposition”) for a period from the date of the Underwriting Agreement until and including the date that is 90 days after the date of the final prospectus relating to the Offering (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

     Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the date of the Prospectus, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is by gift, will or intestacy; provided that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement.
     The undersigned agrees that the Company may (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
[Signature Page Follows.]

B-2

     Notwithstanding anything herein to the contrary, if the closing of the Offering has not occurred prior to April 30, 2007, this agreement shall be of no further force or effect.

Signature:

Print Name:

B-3

EXHIBIT C
Legal Opinion of Bracewell & Giuliani LLP
1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and is duly registered as a Savings and Loan Holding Company under the HOLA. The Company has the requisite corporate power and authority to own or lease its properties and to conduct its business as described in the Time of Sale Disclosure Package and the Prospectus. The Company is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

2.	Each Subsidiary of the Company is validly existing as a corporation (or limited liability company, business trust or State savings bank, as applicable) in good standing under the laws of the jurisdiction of its incorporation or organization (as the case may be). Each Subsidiary has the requisite corporate or other power and authority to own or lease its properties and to conduct its business as described in the Time of Sale Disclosure Package and the Prospectus. Each Subsidiary is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. To such counsel’s knowledge, all outstanding shares of capital stock of or other equity interests in the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such shares or interests may be deemed assessable under 12 U.S.C. Section 55 or 12 U.S.C. 1831o or the Delaware Limited Liability Company Act) and, to such counsel’s knowledge, other than trust preferred securities, the Company or another Subsidiary owns of record and beneficially, free and clear of any security interests, liens or other encumbrances, all of the issued and outstanding shares of such stock or interests.

3.	The Company has authorized capital stock as set forth in the Time of Sale Disclosure Package and the Prospectus under the captions “Description of Preferred Stock” and “Description of Common Stock.”

4.	The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated by the Trustee and issued and delivered against payment of the consideration therefor pursuant to the Underwriting Agreement and in accordance with the terms of the Indenture, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture; and the Securities conform as to legal matters in all material respects to the description thereof in the Time of Sale Disclosure Package and the Prospectus under the caption “Description of Notes.”

5.	The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable; and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

6.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7.	The Indenture has been duly authorized, executed and delivered by, and (assuming due authorization, execution and delivery by the Trustee) is a valid and legally binding agreement of, the Company, enforceable against the Company in accordance with its terms.

8.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities (the “Transaction Documents”) and the consummation of the transactions contemplated thereunder, will not (i) constitute or result in a violation of any applicable provisions of the General Corporation Law of the State of Delaware or the laws of the States of New York or Texas or the United States of America, (ii) conflict with or constitute or result in any violation of the Certificate of Incorporation or By-laws of the Company, each as currently in effect, (iii) result in a breach or violation of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound, or (iv) violate any existing obligation under any judgment, order or decree of any governmental body, agency or court of the States of New York or Texas, the United States of America or the State of Delaware having jurisdiction over the Company or any Subsidiary of which such counsel has knowledge.

9.	No consent, approval, authorization or order of, or registration or filing by the Company with, any federal or Texas governmental body or agency is necessary in connection with the execution and delivery of the Underwriting Agreement, the consummation of the transactions contemplated therein and the performance by the Company of its obligations under the Transaction Documents, except (i) such as have been obtained or made, and (ii) as may be required by the Securities Act and the Trust Indenture Act, and under state securities or “Blue Sky” laws.

10.	The statements in the Time of Sale Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Common Stock,” in each case insofar as such statements constitute a summary of matters of law, fairly and accurately summarize such matters in all material respects.

11.	The statements in the Time of Sale Disclosure Package and the Prospectus under the caption “Certain U.S Federal Income Tax Considerations,” insofar as such statements constitute a summary of matters of United States federal income tax law, fairly and accurately summarize such matters in all material respects.

12.	To such counsel’s knowledge, there are no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries or any of their respective properties other than as set forth in the Time of Sale Disclosure Package and the Prospectus or proceedings which would not reasonably be expected to result in a Material Adverse Effect.

13.	The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Time of Sale Disclosure Package and the Prospectus, will not be subject to regulation as an “investment company” as such term is defined in the 1940 Act.

14.	The Indenture has been qualified under the Trust Indenture Act.

15.	The Registration Statement has been declared effective under the Securities Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

16.	Each Incorporated Document (except for financial statements and schedules and other financial, statistical or accounting data derived therefrom included therein or omitted therefrom, as to which such counsel need not express any opinion), when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the particular form under the Exchange Act and the applicable rules and regulations thereunder.

17.	The Registration Statement and the Prospectus, excluding the Incorporated Documents, as of their respective effective or issue dates (in each case, other than the financial statements and schedules and other financial, statistical or accounting data derived therefrom included therein or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need not express any opinion), appeared on their face to comply as to form in all material respect with the requirements of the Securities Act and the applicable rules and regulations thereunder.
     In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the relevant federal law of the United States of America, New York law, Texas law and the Delaware General Corporation Law and that they render no opinion with respect to the state securities or blue sky laws of any jurisdiction or the law of any other jurisdiction.

Such counsel may note that they are not admitted to the practice of law in the State of Delaware. With respect to paragraph 8 above, such counsel may state that they render no opinion with respect to the anti-fraud provisions of the federal securities laws.
     Such counsel may state that whenever its opinion is based on factual matters that are “to such counsel’s knowledge” such counsel has, with the Underwriters’ concurrence, relied to the extent such counsel deemed appropriate on certificates of officers (after discussion of the contents thereof with such officers) of the Company, or certificates of others, as to the existence or nonexistence of the factual matters upon which such opinion is predicated (with such counsel stating that is has no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect) and based such statements on the current knowledge of individual attorneys currently within such counsel’s firm who have worked on legal matters in connection with the Underwriting Agreement and the offering of the Securities or, with respect to paragraph 12, who have given substantive attention to other legal matters for the Company.
     Such counsel may state that in addition to the limitations and qualifications set forth above, the enforceability of the obligations of the Company under the Securities or the Indenture is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and judicial decisions relating to or affecting the rights of creditors generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such counsel may state that such principles are of general application, and in applying such principles a court, among other things, might decline to order the Company to perform covenants. Further, such counsel need not express an opinion with respect to the enforceability of provisions in the Securities or the Indenture with respect to waiver, delay, extension or omission of notice or enforcement of rights or remedies, waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other benefits provided by operation of law. Further, such counsel may state that the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy.
     Such counsel may also state that, because the primary purpose of such counsel’s engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or any amendment or supplement thereto, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any amendment or supplement thereto (except to the extent expressly set forth in paragraphs 10 and 11 above) and they have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid); that, without limiting the foregoing, they assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements, schedules and related financial, statistical or accounting data derived therefrom included in the

Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any amendment or supplement thereto, or the exhibits to the Registration Statement, and they have not examined the accounting, financial or other records from which such financial statements, schedules and related financial, statistical or accounting data derived therefrom contained therein were derived; and that, although certain portions of the Registration Statement have been included therein on the authority of “experts” within the meaning of the Securities Act, they are not experts with respect to any portion of the Registration Statement and any amendment thereto, including, without limitation, such financial statements, schedules and related financial, statistical or accounting data derived therefrom included therein. Such counsel may further state that they did not participate in the preparation of the Incorporated Documents. Such counsel shall state that they have participated in conferences with certain officers and other representatives of the Company, the Underwriters, counsel for the Underwriters and the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus and the Time of Sale Disclosure Package and related matters were reviewed and discussed, and based upon such participation, and relying as to materiality in part upon the factual statements of officers and other representatives of the Company and upon representatives of the Underwriters, no facts have come to such counsel’s attention that have caused them to believe that,
     (i) the Registration Statement (other than the financial statements, schedules and related financial, statistical or accounting data derived therefrom and the Form T-1 filed as an exhibit thereto, as to which such counsel need express no belief) as of its most recent effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading,
     (ii) the documents included in the Time of Sale Disclosure Package, all considered together (other than the financial statements, schedules and related financial, statistical or accounting data derived therefrom, as to which such counsel need express no belief), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (iii) the Prospectus (other than the financial statements, schedules and related financial, statistical or accounting data derived therefrom, as to which such counsel need express no belief), as of its date or as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Such counsel may state that its opinion is solely for the benefit of the Underwriters pursuant to Section 6(d) of the Underwriting Agreement, and may not be used or relied upon by the Underwriters in any other capacity or for any other purpose and may not be used or relied upon by any other person or entity for any purpose without such counsel’s express prior written authorization. Such counsel may state that except for the use permitted therein, such opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without such counsel’s prior written authorization; that the opinion expressed therein is not an opinion with respect to matters of fact or a guarantee and should not be construed or relied on as such; that the opinion expressed therein is as of the date thereof, and such counsel expressly disclaims any responsibility to update such opinion after the date thereof; and that such opinion is strictly limited to the matters stated therein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated therein.